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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the use of our name and the information regarding our review of the December 31, 2004 reserves estimates of Forest Oil Corporation ("Forest"), including its estimated proved reserves attributable to its offshore Gulf of Mexico properties, in the Registration Statement on Form S-4 (No. 333-129096) filed by Mariner Energy, Inc. ("Mariner"), and the combined proxy statement/prospectus/ information statement included in such Registration Statement.


                                                   /s/ RYDER SCOTT COMPANY, L.P.


Houston, Texas
December 21, 2005